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                          SIRIUS SATELLITE RADIO INC.
                      Offers to Exchange for Common Stock
                             All of its Outstanding
                           Lehman Senior Term Loans,
                            Loral Senior Term Loans,
                  15% Senior Secured Discount Notes due 2007,
                   14 1/2% Senior Secured Notes due 2009 and
                 8 3/4% Convertible Subordinated Notes due 2009
                                      and
              Solicits Consents to Proposed Amendments and Waivers

      THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 4, 2003, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH PERIOD, AS IT MAY BE EXTENDED, THE 'TENDER EXPIRATION DATE'). IF YOU DESIRE TO TENDER YOUR NOTES IN THE EXCHANGE OFFER, YOU MUST CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS. YOU MAY NOT DELIVER CONSENTS WITHOUT TENDERING THE RELATED NOTES AND YOU MAY NOT REVOKE CONSENTS WITHOUT WITHDRAWING THE NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE TENDER EXPIRATION DATE.

                                                                January 30, 2003

To Our Clients:

    Enclosed for your consideration is the Prospectus and Solicitation Statement, dated January 30, 2003, (the 'Prospectus'), of Sirius Satellite Radio Inc. (the 'Company') and the Letter of Transmittal and Consent (the 'Letter of Transmittal'), which together constitute (i) the Company's offer (the 'Exchange Offer') to exchange an aggregate of 596,669,765 shares of its common stock, par value $0.001 per share, for $150,000,000 aggregate principal amount of senior term loans under its term loan agreement with Lehman Commercial Paper Inc., $50,000,000 aggregate principal amount of senior term loans under its deferral credit agreement with Space Systems/Loral, Inc., $280,430,000 aggregate principal amount at maturity of its 15% Senior Secured Discount Notes due 2007, $200,000,000 aggregate principal amount of its 14 1/2% Senior Secured Notes due 2009 and $16,461,000 aggregate principal amount of its 8 3/4% Convertible Subordinated Notes due 2009 (collectively, the 'Debt Securities') and (ii) the Company's solicitation of consents (the 'Consent Solicitation') of each holder of its 15% Senior Secured Discount Notes due 2007, 14 1/2% Senior Secured Notes due 2009 and 8 3/4% Convertible Subordinated Notes due 2009 (collectively, the 'Notes') to (a) the adoption of certain amendments (the 'Amendments') to the indentures under which the Notes were issued (the 'Indentures') described in the Prospectus, and (b) the waiver (the 'Waivers') of (1) any failure by the Company to comply with any term, covenant, provision or condition of the Indentures and
(2) any default or event of default under the Indentures now in existence, or which occurs as a result of the completion of the Exchange Offer and the other transactions contemplated thereby.

    This material is being forwarded to you as the beneficial owner of Debt Securities held by us for your account but not registered in your name. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Debt Securities held by us for your account. A tender of such Debt Securities (and delivery of a related consent) may be made only by us as the holder, and only pursuant to your instructions.

    Accordingly, we request instructions as to whether you wish us to tender and deliver a consent with respect to the Debt Securities held by us for your account. We urge you to read





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carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Debt Securities and to deliver the related consents with respect to the Notes.

    If you wish to have us tender your Debt Securities (and deliver a corresponding consent) pursuant to the offer, please so instruct us by completing, executing and returning to us the instruction form that appears on the next page.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your Debt Securities and deliver the related consents on your behalf in accordance with the provisions of the Exchange Offer and Consent Solicitation.

    Your attention is directed to the following:

    1. The Exchange Offer is for all Debt Securities that are outstanding;

    2. Holders who desire to tender their Notes pursuant to the Exchange Offer are required to consent to the proposed Amendments and Waivers with respect to such series of Notes and the Indentures; and a tender of Notes will be deemed to constitute your consent to the proposed Amendments and Waivers relating to such series of Notes.

    3. If you desire to tender any Debt Securities pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of Debt Securities on your behalf prior to 5:00 p.m., New York City time, on the Tender Expiration Date.

    4. Any transfer taxes incident to the transfer of Debt Securities from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.

                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and Consent Solicitation by Sirius Satellite Radio Inc. with respect to the Debt Securities.

    THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF DEBT SECURITIES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED AND TO DELIVER THE UNDERSIGNED'S CONSENT WITH RESPECT TO THE PRINCIPAL AMOUNT OF NOTES INDICATED BELOW, PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS AND IN THE LETTER OF TRANSMITTAL.

                                      PRINCIPAL AMOUNT      PRINCIPAL AMOUNT TO BE TENDERED AND
                                      HELD FOR ACCOUNT OF      AS TO WHICH CONSENTS ARE TO BE
      TITLE OF DEBT SECURITIES           HOLDER(S)                         GIVEN*
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
 * Unless otherwise indicated, the entire aggregate principal amount indicated in the box entitled 'Principal Amount Held for Account of Holder(s)' will be tendered. A tendering holder is required to consent to the proposed Amendments and Waivers with respect to all
   Notes tendered by such holder, and a tender of Notes will be deemed to constitute consent of the tendering holder to the proposed Amendments and Waivers in respect of all such tendered
   Notes.


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                                PLEASE SIGN HERE

Signature(s): __________________________________________________________________

Name(s) (Please Print): ________________________________________________________

Address(es), including zip code: _______________________________________________

Area Code and Telephone No.: ___________________    Fax No.: ___________________

E-mail address: ________________________________________________________________

Tax Identification or Social Security No.: _____________________________________

My Account Number With You: ____________________________________________________

Date: __________________________________________________________________________

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